Exhibit (a)(1)(B)

NOTICE OF INTENT TO TENDER

REGARDING

SHARES

OF

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

Tendered Pursuant to the Offer to Purchase Dated August 31, 2026

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF INTENT TO TENDER MUST BE RECEIVED BY, 11:59 P.M. EASTERN TIME ON SEPTEMBER 30, 2026 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Intent to Tender and Submit it Electronically via the Company’s Investor Portal, https://apps.intralinks.com/.

For additional information, call the Company at: (646) 787-0300.

Star Mountain Lower Middle-Market Capital Corp.

The undersigned hereby tenders to Star Mountain Lower Middle-Market Capital Corp., an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Company”), shares of the Company’s common stock, par value $0.001 per share, including Class D shares of common stock (the “Class D Shares”), Class S shares of common stock (the “Class S Shares”), Class I shares of common stock (the “Class I Shares”) and Class SP shares of common stock (the “Class SP Shares”, and together with Class D Shares, Class S Shares and Class I Shares, the “Shares”), held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated August 31, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender. THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER TO PURCHASE INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE COMPANY OR ITS AGENTS TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Company the Shares tendered pursuant to this Notice of Intent to Tender. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Company will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Company. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms set out in the Offer to Purchase.

The undersigned recognizes that under certain circumstances set out in the Offer to Purchase, the Company may not be required to purchase the Shares tendered hereby.

Until cash payment has been made, a non-interest bearing, non-transferable promissory note for the purchase price will be held in an account for the undersigned with the Company. A copy may be requested by calling the Company and, upon request, will be provided to the undersigned at the email address on record with the Company, or by mail at the address of the undersigned as maintained in the Company’s records. Subsequently, cash payment of the purchase price for the Shares tendered by the undersigned will be made as instructed in Part 3 of this Notice of Intent to Tender. The undersigned understands that the purchase price will be based on the unaudited net asset value per share of the applicable class of Shares as of September 30, 2026. All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

PLEASE COMPLETE THIS NOTICE OF INTENT TO TENDER AND SUBMIT IT ELECTRONICALLY NO LATER THAN 11:59 P.M. EASTERN TIME ON THE EXPIRATION DATE VIA THE COMPANY’S INVES-TOR PORTAL, HTTPS://APP.INTRALINKS.COM/. FOR ADDITIONAL INFORMATION CONTACT THE COMPANY’S OFFICE AT (646) 787-0300.

PART 1 Stockholder Information:

Name of Stockholder: (account name)

PART 2 Shares Being Tendered: (specify one)

 ☐ All of the undersigned’s Shares.

Effect on Remaining Capital Commitment: By electing this option, stockholders that entered into a Capital Commitment (as defined in the Offer to Purchase) will not receive future capital calls other than to the extent required by a subscription lender in connection with the Company’s outstanding obligations under a credit facility. If all Shares are accepted, the parties tendering the Shares will no longer be stockholders in the Company.

Dividend Reinvestment Plan Election: If a stockholder has opted out of the Dividend Reinvestment Plan, no action is necessary.

The submission of this Notice of Intent to Tender and tender of all of the undersigned’s Shares shall not be deemed an instruction to the Company of a change of election under the Company’s dividend reinvestment plan, unless this box is checked to opt out of the Company’s dividend reinvestment plan:  ☐

☐ A portion of the undersigned’s Shares expressed as the following percentage of current shareholdings: ____%

☐ The following number of Shares: ________________.

PART 3 Payment:

Please provide the requested information below:
Destination Bank:
ABA Routing Number or BIC/SWIFT:
Mailing Address:
Recipient Institution
Account Number:
Recipient/For Credit to: (Account Title)
Account Number: (if applicable)

PART 4 Signature(s)

By signing below, you acknowledge that you have received and reviewed the Offer to Purchase and that the Company will execute your tender request as detailed in Parts 1-3 unless a Notice of Withdrawal is properly submitted prior to the Expiration Date outlined in the Offer to Purchase.

Print Signatory Name and Title (if any) Signature Date

Print Signatory Name and Title (if more than one) Signature Date

Print Signatory Name and Title (if more than one) Signature Date